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                        PACIFIC GATEWAY EXCHANGE, INC.
         EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (in thousands, except net income per share)

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                                                                     THREE MONTHS             SIX MONTHS
                                                                     ENDED JUNE 30,          ENDED JUNE 30,
                                                                  ------------------      -------------------
                                                                  1997        1996         1997       1996
                                                                  ----        ----         ----       ----
COMPUTATION OF EARNINGS PER COMMON
 AND COMMON EQUIVALENT SHARE:

Average shares outstanding                                      18,938       13,992         18,938       14,028

Add:
   Common stock equivalent of stock
         options and warrants                                      580           99             690         162
                                                                ------       ------          ------      ------
                                                                19,518       14,091          19,628      14,190
                                                                ======       ======          ======      ======
Net income                                                       3,042          762           5,504       1,129
                                                                ======       ======          ======      ======
Primary net income per share                                      0.16         0.05            0.28        0.08
                                                                ======       ======          ======      ======

COMPUTATION OF EARNINGS PER COMMON
 AND COMMON EQUIVALENT SHARE
 ASSUMING FULL DILUTION:

Average shares outstanding                                      18,938       13,992         18,938       14,028

Add:
   Common stock equivalent of stock
         options and warrants                                      622           99             675         162
                                                                ------       ------          ------      ------
                                                                19,560       14,091          19,613      14,190
                                                                ======       ======          ======      ======
Net income                                                       3,042          762           5,504       1,129
                                                                ======       ======          ======      ======
Fully diluted net income per share                                0.16         0.05            0.28        0.08
                                                                ======       ======          ======      ======
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